Exhibit 5.1

One New Hampshire Avenue, Suite 350 Pease International Tradeport Portsmouth, NH 03801 603-433-6300 voice 603-433-6372 fax info@pierceatwood.com pierceatwood.com

October 10, 2008

Environmental Power Corporation

120 White Plains Road, 6th Floor

Tarrytown, New York 10591

RE:  Registration Statement on Form S-3

This opinion is furnished to you in connection with the Registration Statement on Form S-3 (as amended from time to time, and including the form of prospectus contained therein and any prospectus supplement thereto, the “Registration Statement”) being filed by Environmental Power Corporation, a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), with respect to the following securities of the Company, all of which may be issued from time to time on a delayed or continuous basis pursuant to Rule 415 under the Securities Act at an aggregate initial offering price not to exceed $50,000,000:

(1) senior debt securities (the “Senior Debt Securities”);

(2) subordinated debt securities (the “Subordinated Debt Securities” together with the Senior Debt Securities, the “Securities”); and

(3) shares of the Company’s common stock, $0.01 par value per share, which may be issued from time to time upon conversion of the Securities, to the extent the Securities are so convertible (the “Conversion Shares”).

The Securities may be issued pursuant to one or more underwriting agreements, purchase agreements, subscription agreements or similar agreements between the Company and the underwriters or purchasers to be named in such agreements (collectively, the “Purchase Agreements”).

The Senior Debt Securities may be issued pursuant to a senior indenture between the Company and a trustee to be named in such senior indenture, and the Subordinated Debt Securities may be issued pursuant to a subordinated indenture between the Company and a trustee to be named in such subordinated indenture (together, the “Indentures”).

We have examined the Registration Statement, including the exhibits thereto, and such other documents, corporate records and instruments, and such laws and regulations, as we have deemed necessary for purposes of rendering the opinions set forth herein.

In our examination of such legal documents, we have assumed the genuineness of all signatures, the legal capacity of all signatories who are natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies and the authenticity of such later documents. Insofar as this opinion relates to factual matters, we have assumed with your permission and without independent investigation that the statements of the Company contained in the Registration Statement are true and correct as to all factual matters stated therein.

We have relied as to certain matters on information obtained from public officials, officers of the Company, and other sources believed by us to be reliable and we have assumed that any Purchase Agreement, the Indentures and any related agreements will be duly authorized, executed and delivered by all parties thereto other than the Company, assumptions which we have not independently verified. We are expressing no opinion herein as to the application of or compliance with any

Environmental Power Corporation

October 10, 2008

federal or state law or regulation to the power, authority or competence of any party to a Purchase Agreement, an Indenture or any related agreements other than the Company. We have assumed that such agreements will be the valid and binding obligations of each party thereto other than the Company, and enforceable against each such other party in accordance with their respective terms.

We express no opinion with respect to the applicability of any law other than the state laws of the State of New York, the Delaware General Corporation Law (which we understand to include all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting the General Corporation Law of the State of Delaware) and United States Federal laws. To the extent that any applicable document states that it is governed by the laws of another jurisdiction, we have assumed for purposes of this opinion that the laws of such jurisdiction are identical to the state laws of the State of New York.

Our opinions set forth below are qualified to the extent that they may be subject to or affected by (a) applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws relating to or affecting the rights of creditors generally, (b) statutory or decisional law concerning recourse by creditors to security in the absence of notice or hearing, (c) duties and standards imposed on creditors and parties to contracts, including, without limitation, requirements of good faith, reasonableness and fair dealing, and (d) general equitable principles. We express no opinion as to the availability of any equitable or specific remedy upon any breach of any of the agreements as to which we are opining herein, or any of the agreements, documents or obligations referred to therein, or to the successful assertion of any equitable defenses, inasmuch as the availability of such remedies or the success of any such defenses may be subject to the discretion of a court.

We also express no opinion herein as to any provision of any agreement (a) which may be deemed to or construed to waive any right of the Company, (b) to the effect that rights and remedies are not exclusive, that every right or remedy is cumulative and may be exercised in addition to or with any other right or remedy and does not preclude recourse to one or more other rights or remedies, (c) relating to the effect of invalidity or unenforceability of any provision of any agreement on the validity or enforceability of any other provision thereof, (d) requiring the payment of penalties, consequential damages or liquidated damages, (e) purporting to indemnify any person against his, her or its own negligence or intentional misconduct, (f) any provision of any agreement requiring the payment of interest on overdue interest, (g) which provides that the terms of any agreement may not be waived or modified except in writing or (h) relating to choice of law or consent to jurisdiction.

Based upon and subject to the foregoing, we are of the opinion that:

1.    The Securities will constitute valid and binding obligations of the Company when (a) specifically authorized for issuance by the Company’s Board of Directors or an authorized committee thereof and, if necessary, the Company’s stockholders (the “Authorizing Resolutions”), (b) the Registration Statement has become effective under the Securities Act and the prospectus and any and all prospectus supplements required by applicable laws have been delivered as required by such laws, (c) the terms of the Securities and of their issue and sale have been duly established in conformity with the applicable Indenture and do not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (d) such Securities have been duly executed and authenticated in accordance with the applicable Indenture and issued and sold as contemplated in the Registration Statement, and (e) the Company has received the consideration provided for in the Authorizing Resolutions and the applicable Purchase Agreement.

2.    When (a) specifically authorized for issuance by the Authorizing Resolutions, (b) the Registration Statement has become effective under the Securities Act and the prospectus and any and all prospectus supplements required by applicable laws have been delivered as required by such laws, and (c) the Securities have been converted, to the extent so convertible, in accordance with the terms of such Securities, the Conversion Shares will be duly authorized for issuance and, when so issued, will be validly issued, fully paid and non-assessable.

It is understood that this opinion is to be used only in connection with the offer and sale of the Securities while the Registration Statement is in effect and may not be used, quoted or relied upon for any other purpose nor may this opinion be furnished to, quoted to or relied upon by any other person or entity, for any purpose, without our prior written consent. Please

Environmental Power Corporation

October 10, 2008

note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act and to the use of this Firm’s name therein and in the related Prospectus under the caption “Legal Matters.” In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Pierce Atwood LLP

PIERCE ATWOOD LLP